E-1
Exhibit 4
J-Bird Music Group Ltd.
Form 10-KSB
File No. 0-24449


           J-BIRD MUSIC GROUP LTD. DOWNLOAD AGREEMENT

          THIS AGREEMENT ("Agreement") is entered into by and between AT&T Corp. ("AT&T"), 635 Madison Avenue, New York, New York 10022, and J-Bird Music Group Ltd. ("J-Bird"), 396 Danbury Road, Wilton, Connecticut 06897. The Agreement is made effective as of the date that the last party to the Agreement signs it where provided below (the "Effective Date"). In consideration of the mutual promises contained herein, the parties agree as follows:

          WHEREAS, AT&T has developed a new technology (the "Technology") for: (i) taking sound recordings (each, a "Track") and creating encoded versions thereof (each, an "Encoded Track");
(ii) the delivery of Encoded Tracks via the Internet to interested Internet users (each, a "Consumer"); and (iii) the storage of Encoded Tracks in the hard drive of a Consumer's general purpose computer and the playback of such Encoded Tracks from such Consumer's hard drive (such transmission, reception, storage and playback being referred to as a "Music Download"); and,

          WHEREAS, AT&T and J-Bird wish to enhance awareness of their respective products and services by making available to Consumers via co-branded promotional pages (the "Promotional Pages") created by AT&T and hosted on AT&T a2b musicsm website (the "AT&T Website") Music Downloads of certain Encoded Tracks as performed by certain musical performers (each, an "Artist"), for the purpose of enabling Consumers to effect Music Downloads of the Encoded Tracks;

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties agree as follows:

          1.   License.

               (a) J-Bird hereby grants to AT&T during the Term, as defined in paragraph 3 below, the worldwide right to use: (i) the Tracks set forth in Schedule A hereto (as such Schedule A may be amended from time to time by mutual agreement of the parties) for the purpose of preparing Encoded Tracks; (ii) the Encoded Tracks for Music Downloads; (iii) the artwork from the albums from which the applicable Tracks were taken (each, an "Album") and the underlying musical compositions and lyrics (together, the "Composition") embodied on the applicable Tracks (the artwork and Compositions are together referred to herein as the "Album Materials") in connection with such encoding and Music Downloads; and, (iv) the name, approved likeness and biography of each Artist performing one or more Tracks and such Artists' logos (if any) (together, the "Artist Property"), in connection with such encoding, Music Downloads and advertising and/or promotion of the Music Downloads. The schedule of delivery by J-Bird of the Tracks, Album Materials and Artist Property, and the availability to Consumers on the Promotional Pages of the corresponding Music Download, shall be in accordance with Schedule A. Prior to delivery to AT&T, J-Bird shall obtain all necessary approvals and clearances respecting any Album Materials and Artist Property from all interested parties for the purposes contemplated herein. Album cover art, Artist logos and any other graphical material shall be delivered to AT&T in JPEG bitmap format or any other format approved by AT&T. After the Term, AT&T will: (i) have no rights to the Tracks or Encoded Tracks, Album Materials and Artist Property; (ii) remove the Encoded Tracks, Album Materials and Artist Property from the AT&T Website; and (iii) return to J-Bird or destroy any and all copies of the Tracks and Encoded Tracks, Album Materials and Artist Property in AT&T's possession, except that AT&T may retain copies of Encoded Tracks for demonstration purposes which shall not include any transmission to the general public and, with J-Bird's approval, retain and use the Encoded Tracks for promotional purposes.

               (b) Music Downloads of Encoded Tracks will only be permitted from the Promotional Pages and other such websites which may be mutually agreed to in writing by the parties. AT&T shall be responsible for the content and operation of the Promotional Pages. Access to the Promotional Pages shall be
permitted   to   all   Consumers  at  no   charge   and   without
discrimination or precondition, except that Consumers may be required to furnish certain information, such as the Consumer's e-
mail   address,  zip  code  and  other  demographic   information
("Consumer Data"), and to accept the "Limited Use and Software License Agreement" for the Consumer's download and use of the
software   needed  to  play  the  Encoded  Track   (the   "Player
Software"). J-Bird agrees that during the Term any website operated by J-Bird or under J-Bird's control shall feature exclusively the AT&T Technology and a2b music method of Music Download.

               (c) J-Bird shall promptly notify AT&T whether any of the Compositions embodied on any of the Tracks furnished to AT&T are in the public domain. If a Composition is not in the public domain, J-Bird agrees that it has obtained, or shall obtain prior to such delivery to AT&T, all necessary rights relating to such Composition for the uses contemplated in subparagraphs (a) and (b) above, and J-Bird shall be responsible for any consideration due to any third parties (e.g., music publishers) for use of such Composition in accordance herewith.

               (d) AT&T will display a credit for J-Bird on the Promotional Pages to be mutually agreed by the parties.

          2.   Warranties and Indemnities.

               (a)  J-Bird represents and warrants that it is the
owner  of,  or  has obtained such rights necessary  for  AT&T  to
exercise  the  rights  herein  granted  to,  the  Tracks,   Album
Materials and Artist Property, and that it has the full right and authority to enter into this Agreement and grant the rights herein granted, including, but not limited to, all United States and worldwide Internet online rights (e.g., public performance, adaptation, reproduction, transmission and distribution rights) in the Tracks, Album Materials and Artist Property. J-Bird further represents and warrants that it operates a website, currently located at URL address www.jbirdrecords.com, and that J-Bird shall maintain its website in accordance with the terms hereof for the duration of the Term. J-Bird shall indemnify and hold harmless AT&T, its parents, its past, present and future
agents,   subsidiaries  and  affiliates,  and  their   respective
employees, officers, agents and directors, against any and all third party claims, actions and proceedings settled with J-Bird's consent or reduced to final judgment (including reasonable attorneys fees and expenses) that the Tracks, Album Materials, Artist Property and/or Encoded Tracks (but only to those portions of the Encoded Tracks embodying the sound recording and not the Technology), and/or the use thereof as contemplated herein, infringes on any third party copyrights, trademarks or other intellectual property rights. This obligation shall survive the termination of this Agreement.

               (b) AT&T represents and warrants that it either is the owner of the Technology or has the rights thereto required to perform its obligations hereunder, and that it has the full right and authority to enter into this Agreement, to grant the rights granted herein and to render the services to be rendered hereunder. AT&T shall indemnify and hold harmless J-Bird, its parents, its past, present and future agents, subsidiaries and affiliates, and their respective employees, officers, agents and directors, against any and all third party claims, actions and proceedings settled with ATU's consent or reduced to final judgment (including reasonable attorneys fees and expenses) that the Technology and/or those portions of the Encoded Tracks embodying the Technology (and not the sound recordings) infringe on any patent, copyright, trademark or other intellectual property right. This obligation shall survive the termination of this Agreement.

          3. Term. The Term shall commence on the Effective Date and continue for a period of one year. The Term shall thereafter be renewable for successive one-year periods upon mutual agreement of the parties. The foregoing notwithstanding, AT&T may terminate this Agreement at any time upon written notice to J-Bird in the event J-Bird has breached any of the terms, conditions, representations or warranties hereof or if
continuation  of  the  Agreement  would  expose  AT&T  to   legal
liability.

          4.    Promotion and Marketing.

               (a) If AT&T furnishes J-Bird with the AT&T a2b music branded banner (the "AT&T Banner"), or if J-Bird furnishes AT&T with the J-Bird Records branded banner (the "J-Bird Banner"), then the receiving party shall use the furnished banner as a linking icon on its website. Any link through the AT&T Banner on J-Bird's website will permit interested Consumers to be transferred to the home page of the AT&T Website, and any link through the J-Bird Banner on the AT&T Website will permit interested Consumers to be transferred to the home page of J-Bird's website. J-Bird agrees that the AT&T Banner shall receive prominent placement on any and all websites operated by J-Bird or under J-Bird's control for as long as Music Downloads of any of the Encoded Tracks are made available during the Term hereof. AT&T shall have approval, not to be unreasonably withheld, over the appearance of the J-Bird Banner. Both the J-Bird website and the AT&T Website shall feature a co-branded AT&T a2b musicsm/J-Bird Records banner which will link Consumers to the Promotional Pages, and the Promotional Pages will feature both the AT&T Banner and the J-Bird Banner linking Consumers to the respective home pages of AT&T and J-Bird.

               (b) AT&T agrees to brand with J-Bird's logo (or other specified J-Birdrelated image) the Player Software downloaded from the Promotional Pages devoted to the J-Bird promotion (the "Custom Player Software"), which logo or image shall be furnished to AT&T in JPEG bitmap format or any other format approved by AT&T within a reasonable period of time prior to the scheduled date the Custom Player Software is to be made available by AT&T for download. AT&T shall have approval, not to be unreasonably withheld, over the appearance of the J-Bird logo or image on the graphical display of the Custom Player Software. The J-Bird logo or image will appear whenever a Consumer opens the Custom Player Software.

               (c) Music Downloads of Encoded Tracks will include an autoresponder e-mail coupon offering Consumers a discount of One Dollar ($1.00) off the retail price of the Album from which the Encoded Track was taken at selected brick-and-mortar retail outlets to be determined by J-Bird ("Retail Outlets"). J-Bird shall be responsible for furnishing AT&T with a digital version of the coupon in JPEG format within a reasonable period of time prior to the date said coupon will be made available to Consumers, the form of which coupon shall be subject to AT&T's approval. J-Bird shall further be responsible for any arrangements made with Retail Outlets for discounts on Albums (including, but not limited to, reimbursements of discounted amounts and promotions), and J-Bird shall indemnify and hold harmless AT&T, its parents, its past, present and future agents, subsidiaries and affiliates, and their respective employees, officers, agents and directors, against any and all third party claims, actions and proceedings arising from any such arrangements. This indemnity shall survive the termination of this Agreement

               (d) Except as provided herein, no use may be made of the trademarks, service marks, logos, trade names and/or other insignia or symbols of either AT&T or J-Bird without the written approval of the owner thereof. Each party shall have reasonable approval over press releases, promotion and advertising of the other party.

          5. Compensation and Fees. Music Downloads from the Promotional Pages shall be made available to Consumers at a cost to be determined by J-Bird (but in no event less than $0.99 per Music Download), payable by credit card. AT&T shall collect all monies from the sale of Music Downloads and shall retain for itself the first Two Thousand Dollars ($2,000) thereof, net of credit card fees, returns and taxes. Thereafter, AT&T and J-Bird shall share equally in amounts collected from the sale of Music Downloads, after deducting credit card fees, returns and taxes.

          6. Limits of Liability. Notwithstanding anything to the contrary herein, each party's liability to the other for any and all claims and damages incurred by such party relating to or arising out of the subject matter of this Agreement, whether in contract, tort, implied warranty, strict liability or other form of action, (except for real or tangible property damage or personal injury or death and any claims or damages relating to or arising out of any claim, action or proceeding which is subject to the above-referenced rights of indemnity); shall be limited to Fifty Thousand Dollars ($50,000).

          7. General.

               (a) Paragraph Headings. Paragraph headings contained in this Agreement are for convenience only and shall not be considered for any purpose in governing the provisions of this Agreement and shall not otherwise be given any legal effect.

               (b) Assignments. AT&T may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without limitation. J-Bird may not make such an assignment or delegation hereunder to any entity without the prior written consent of AT&T. Any purported assignment or delegation of any such rights or duties hereunder without such required consent shall be null and void.

               (c) Waive . No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed by the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party-

               (d) Severability. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

               (e) Governing Law. This Agreement shall be governed by the law of the State of New York, without regard to conflicts of law principles. If a dispute arises out of, or relates to, this Agreement, and is not resolved by the parties, the parties agree to submit such dispute to non-binding mediation to be held in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA"). The parties agree that their participation in a mediation and the entire mediation proceeding, including but not limited to all statements, discussions, conducts, rulings, findings or determinations in that mediation proceeding or related to it, will be confidential, will constitute settlement negotiations under Rule 408 of the
Federal Rules of Evidence and will not be admissible in any proceeding or any action of any kind, and that neither party will introduce or attempt to introduce the above in any proceeding or action. The parties agree to perform whatever steps are necessary to ensure that each mediation proceeding complies with this paragraph. If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of mediation or, in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act. The award shall be made within six (6) months of selection of the arbitrator and may be entered in any court having jurisdiction. The mediation and arbitration shall be held in New York City. The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the Agreement nor have authority to award punitive or other damages in excess of compensatory damages and each party irrevocable waives any claim thereto. Each party shall bear its own expenses but those related to the compensation of the mediator and arbitrator shall be borne equally. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence. Issues of intellectual property shall not be subject to mediation or arbitration.

               (f) Entire Agreement. This Agreement (including any exhibits and schedules which are attached hereto and made a part hereof by this reference) shall constitute the entire understanding of the parties with respect to the subject matter, superseding all prior and contemporaneous promises, agreements and understandings, whether written or oral, pertaining thereto and cannot be modified, amended or rescinded, other than as provided by its terms, except by a writing duly executed by an authorized representative of the party to be charged.

               (g) Survival. The termination or expiration of this Agreement, howsoever occasioned, shall not affect any of the provisions of this Agreement which are expressly or by implication to come into or continue in force after such termination or expiration, including without limitation all warranties and indemnities.

               (h) Counterparts. This Agreement may be executed in one or more counterpart copies, each of which shall be considered an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be as effective as delivery of an original manually executed counterpart.

               (i) Relationship of the Parties. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties, and neither party has the authority to bind the other or to incur any obligation on its behalf.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as the Effective Date.

AT&T Corp.                          J-Bird Music Group Ltd.
By: /s/                                             By: /s/
Date: 5/14/98                       Date: 5/11/98
                              AT&T
                           Schedule A

Tracks for AT&T Downloads.

       Artist            Song                Track #     Album

1. Jimmy Stewart        Rainbow             Track # 1     Memrobilia
2. The Guess Who ?      These Eyes          Track # 15    Greatest Hits
3. Sugarpop             Heavy Duty Jones    Track # 1     Give Up Your Sister
4. Lovechild            All your Oceans     Track # 1     Lovechild
5. Alan St. Jon         Kick                Track # 3     Sky Daddy
6. Fraternal Order      Greetings From      Track # 1     Greetings from
                         Planet Love                       Planet Love
7. Greg Serrato         Child of the Blues  Track # 10    Child of the Blues
8. Dress Code           Power Surge         Track # 9     About Time
9. Harlem Gospel Choir  Jesus Is His Name   Track # 1     Harlem Gospel Choir
10. Jak Tweed           Shining Through &   Tracl # 1     Outer Shell